UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 17, 2016

FAIRMOUNT SANTROL HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36670	34-1831554
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8834 Mayfield Road, Chesterland, Ohio		44026
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (800) 255-7263

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Prepayment of Debt

Fairmount Santrol Holdings Inc. (the “Company”) issued a press release on November 17, 2016, announcing that the Company has prepaid approximately $86.4 million of term loans outstanding under the Company’s credit agreement. A copy of the Company’s press release is furnished with this Current Report on Form 8-K as Exhibit 99.1.

Termination of Securities and Exchange Commission Investigation

As previously disclosed, the Company was notified by the Securities and Exchange Commission (the “SEC”) in December 2015 that the Company was being investigated by the SEC with respect to possible violations of the Foreign Corrupt Practices Act (the “FCPA”) relating to matters concerning certain of the Company’s international operations. On November 3, 2016, the Company was notified by the SEC that the SEC staff completed its investigation regarding possible violations of the FCPA and that the SEC does not intend to pursue enforcement action against the Company.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release issued by the Company on November 17, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fairmount Santrol Holdings Inc.
(Registrant)

Date: November 17, 2016	/s/ Michael F. Biehl
Michael F. Biehl Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description

99.1	Press Release issued by the Company on November 17, 2016.